EXHIBIT 4.4

EXECUTION VERSION

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (this “Agreement”) dated as of November 26, 2008, by and between the First Lien Agent, the Second Lien Agent and the Third Lien Agent (each as defined below).

RECITALS:

WHEREAS, Finlay Fine Jewelry Corporation, a Delaware corporation (“Finlay”); Carlyle & Co. Jewelers LLC, a Delaware limited liability company (“Carlyle”), L. Congress, Inc., a Florida corporation (“Congress”) (each of Finlay, Carlyle and Congress together with their successors and assigns, including any receiver, trustee or debtor-in-possession, a “Borrower,” and collectively, the “Borrowers”), the other Credit Parties (as defined therein), the Lenders (as defined therein) (together with their successors and assigns, the “First Lien Lenders”) and General Electric Capital Corporation, as agent, are parties to a Credit Agreement dated as of November 9, 2007 (as amended or otherwise modified from time to time in accordance with the terms of this Agreement, the “Initial First Lien Credit Agreement”), pursuant to which the First Lien Lenders have made and will from time to time make loans and provide other financial accommodations to the Borrowers;

WHEREAS, Finlay, as Issuer, and the other Borrowers and Credit Parties, as Guarantors, and the Second Lien Agent are parties to an Indenture dated as of November 26, 2008 (as amended or otherwise modified from time to time in accordance with the terms of this Agreement, the “Initial Second Lien Indenture”) pursuant to which Finlay has issued certain notes to the Second Lien Noteholders (as defined below);

WHEREAS, Finlay, as Issuer, and the other Borrowers and Credit Parties, as Guarantors, and the Third Lien Agent are parties to an Indenture dated as of November 26, 2008 (as amended or otherwise modified from time to time in accordance with the terms of this Agreement, the “Initial Third Lien Indenture”) pursuant to which Finlay has issued certain notes to the Third Lien Noteholders (as defined below);

WHEREAS, the Borrowers and the other Obligors (as defined herein) have granted to the First Lien Agent, for the benefit of the First Lien Creditors (as defined below), a Lien (as defined below) on substantially all of their assets and properties, all as more particularly described in the First Lien Documents (as defined below);

WHEREAS, the Borrowers and the other Obligors have granted to the Second Lien Agent, for the benefit of the Second Lien Creditors (as defined below), a second priority Lien on substantially all of their assets and properties, all as more particularly described in the Second Lien Documents (as defined below);

WHEREAS, the Borrowers and the other Obligors have granted to the Third Lien Agent, for the benefit of the Third Lien Creditors (as defined below), a third priority Lien on substantially all of their assets and properties, all as more particularly described in the Third Lien Documents (as defined below);

WHEREAS, the Third Lien Agent, on behalf of the Third Lien Creditors, the Second Lien Agent, on behalf of the Second Lien Creditors, and the First Lien Agent, on behalf of the First Lien

Creditors, wish to set forth their agreement as to certain of their respective rights and obligations with respect to the assets and properties of the Borrowers and the other Obligors and their understanding relative to their respective positions in certain assets and properties of the Borrowers and the other Obligors; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Section 1.	Definitions.

1.1           General Terms. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and the plural forms of the terms defined:

“Agent” means the First Lien Agent, the Second Lien Agent or the Third Lien Agent, as applicable.

“Agent’s Notice” shall have the meaning set forth in Section 5.1.

“Aggregate Borrowing Base” means the “Aggregate Borrowing Base” (or any similar or equivalent term) under and as defined in the First Lien Credit Agreement, as set forth in a certified borrowing base certificate delivered under the First Lien Credit Agreement and provided to the other Agents by the First Lien Agent.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” and “Borrowers” shall have the meaning set forth in the recitals hereof.

“Business Day” means any day of the year that is not a Saturday, a Sunday or a day on which banks are required or authorized to close in New York City.

“Collateral” means all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, of any Obligor, and any and all proceeds thereof, whether now owned or hereafter acquired, upon which a Lien (including, without limitation, any Liens granted in any Insolvency Proceeding) is now or hereafter granted or purported to be granted by such Person in favor of a Secured Creditor, as security for all or any part of the Obligations.

“Debt Action” means (a) the filing of a lawsuit by any Secured Creditor solely as an unsecured creditor to collect the Obligations owed to such Secured Creditor and not to exercise their secured creditor remedies in respect of the Collateral, (b) the demand by any Secured Creditor for accelerated payment of any and all of the Obligations owed to such Secured Creditor, (c) the filingof any notice of claim and the voting of any such claim in any Insolvency Proceeding involving an Obligor, (d) the filing of any motion in any Insolvency Proceeding to the extent permitted under Section 6 or (e) the filing of any defensive pleading in any Insolvency Proceeding consistent with the terms of this Agreement.

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“DIP Financing” shall have the meaning set forth in Section 6.2.

“DIP Liens” shall have the meaning set forth in Section 6.2.

“Disposition” means any sale, lease, exchange, transfer or other disposition, and “Dispose” and “Disposed of” shall have correlative meanings.

“Distribution” means, with respect to any indebtedness or obligation of any Person, (a) any payment or distribution by or on behalf of such Person of cash, securities or other property, by setoff or otherwise, on account of such indebtedness or obligation or (b) any redemption, purchase or other acquisition of such indebtedness or obligation by or on behalf of such Person.

“Documents” means the First Lien Documents, the Second Lien Documents and the Third Lien Documents, or any of them.

“Enforcement Action” means (a) any action by any Secured Creditor to foreclose on the Lien of such Person in any Collateral, (b) any action by any Secured Creditor to take possession of, or sell or otherwise realize upon, or to exercise any other rights or remedies with respect to, any Collateral, including any Disposition after the occurrence of an Event of Default of any Collateral by an Obligor with the consent of, or at the direction of, a Secured Creditor, (c) the taking of any other actions by a Secured Creditor against any Collateral, including the taking of control or possession of, or the exercise of any right of setoff with respect to, any Collateral and/or (d) the commencement by any Secured Creditor of any legal proceedings or actions against or with respect to any Obligor or any of such Obligor’s property or assets or any Collateral to facilitate any of the actions described in clauses (a), (b) and (c) above, including the commencement of any Insolvency Proceeding; provided that this definition shall not include any Debt Action.

“Event of Default” means each “Event of Default” or similar term, as such term is defined in any First Lien Document, any Second Lien Document or any Third Lien Document.

“Final Order” means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been affirmed by the highest court to which such order was appealed, or from which certiorari, reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; providedthat the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

“First Lien Agent” means General Electric Capital Corporation in its capacity as agent for the First Lien Creditors under the First Lien Documents, and its successors and assigns in such capacity (including one or more other agents or similar contractual representatives for one or more lenders that at any time succeeds to or refinances, replaces or substitutes for any or all of the First Lien Obligations at any time and from time to time not in violation of this Agreement).

“First Lien Avoidance” shall have the meaning set forth in Section 6.4(a).

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“First Lien Credit Agreement” means (a) the Initial First Lien Credit Agreement and (b) each loan or credit agreement evidencing any initial or subsequent replacement, substitution, renewal, or Refinancing of the Obligations under the Initial First Lien Credit Agreement, in each case as the same may from time to time be amended, amended and restated, supplemented, modified, replaced, substituted, renewed or Refinanced in accordance with the terms of this Agreement.

“First Lien Creditors” means the First Lien Agent, the First Lien Lenders and the other Persons from time to time holding First Lien Obligations.

“First Lien Deficiency” means any portion of the First Lien Obligations consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other Bankruptcy Law) as determined by a Final Order.

“First Lien Documents” means the First Lien Credit Agreement, all Loan Documents (as such term is defined in the First Lien Credit Agreement) and all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of the First Lien Agent or any First Lien Creditor in connection therewith or related thereto, including such documents evidencing successive Refinancings of the First Lien Obligations, in each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms of this Agreement.

“First Lien Lenders” shall have the meaning set forth in the recitals hereto.

“First Lien Letter of Credit Obligations” means all outstanding obligations incurred by or owing to the First Lien Creditors, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of letters of credit by a First Lien Creditor or another issuer pursuant to the First Lien Documents or the purchase of a participation with respect to any letter of credit, including any unpaid reimbursement obligations in respect thereof. The amount of such First Lien Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by or to the First Lien Creditors thereupon or pursuant to the First Lien Credit Agreement.

“First Lien Loans” means any loans or advances outstanding under the First Lien Documents.

“First Lien Obligations” means all obligations, liabilities and indebtedness of every kind, nature and description owing by one or more of the Obligors to one or more of the First Lien Creditors evidenced by or arising under one or more of the First Lien Documents (including any First Lien Loans, First Lien Letter of Credit Obligations and Hedging Obligations), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, and whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the First Lien Credit Agreement and whether arising before, during or after the commencement of any Insolvency Proceeding with respect to one or more of the Obligors (and including the payment of any principal, interest, fees, cost, expenses and other amounts (including default rate interest) which would accrue and become due but for the commencement of such Insolvency Proceeding whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding).

“First Lien Secured Claims” means any portion of the First Lien Obligations not constituting a First Lien Deficiency.

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“First Lien Termination Date” means the date on which all First Lien Obligations have been Paid in Full.

“Hedging Obligations” means all obligations of any Obligor under and in respect of any Secured Rate Contract (or any similar or equivalent term) under and as defined in the First Lien Credit Agreement.

“Initial First Lien Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Initial Second Lien Indenture” shall have the meaning set forth in the recitals hereto.

“Initial Third Lien Indenture” shall have the meaning set forth in the recitals hereto.

“Insolvency Proceeding” means, as to any Obligor, any of the following: (a) any case or proceeding with respect to such Person under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Obligor, (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Obligor or any of its assets, (c) any proceeding for liquidation, dissolution or other winding up of the business of such Obligor or (d) any assignment for the benefit of creditors or any marshalling of assets of such Obligor.

“Junior Adequate Protection Liens” shall have the meaning set forth in Section 6.2(b).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention arrangement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Maximum First Lien Principal Amount” means, as of any date of determination, (a) the lesser of (i) $550 million and (ii) the sum of (x) the highest amount of the Aggregate Borrowing Base at any time during the 12 months preceding the commencement of an Insolvency Proceeding plus (y) $50 million, plus (b) interest, fees, costs, expenses, indemnities and other amounts payable pursuant to the terms of the First Lien Documents, whether or not the same are added to the principal amount of the First Lien Obligations and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding, as such sum may be reduced in accordance with Section 2.4(a).

“Maximum Second Lien Principal Amount” means as of any date of determination, an amount equal to (a) the aggregate principal amount of Initial Notes (as defined in the Initial Second Lien Indenture) issued in connection with the Restructuring Transactions (as defined in the Initial Second Lien Indenture), but in any event not greater than $28,700,000, minus(b) the sum of all principal payments constituting Second Lien Obligations after the date hereof, plus(c) interest, fees, costs, expenses, indemnities and other amounts payable pursuant to the terms of the Second Lien Documents, whether or not the same are added to the principal amount of the Second Lien Obligations (e.g., PIK interest) and including the same as would accrue and become due but for the commencement of an Insolvency

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Proceeding, whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding.

“Maximum Third Lien Principal Amount” means as of any date of determination, an amount equal to (a) the aggregate principal amount of Initial Notes (as defined in the Initial Third Lien Indenture) issued in connection with the Restructuring Transactions (as defined in the Initial Third Lien Indenture), but in any event not greater than $200,000,000, minus(b) the sum of all principal payments constituting Third Lien Obligations (other than Third Lien Secured Vendor Obligations) after the date hereof, plus(c) interest, fees, costs, expenses, indemnities and other amounts payable pursuant to the terms of the Third Lien Documents (other than any Third Lien Document evidencing a Third Lien Secured Vendor Obligation), whether or not the same are added to the principal amount of the Third Lien Obligations (e.g., PIK interest) and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in any such Insolvency Proceeding.

“New First Lien Agent” shall have the meaning set forth in Section 4.4(a).

“New First Lien Documents” shall have the meaning set forth in Section 4.4(a).

“New First Lien Obligations” shall have the meaning set forth in Section 4.4(a).

“New Second Lien Agent” shall have the meaning set forth in Section 4.4(b).

“New Second Lien Documents” shall have the meaning set forth in Section 4.4(b).

“New Second Lien Obligations” shall have the meaning set forth in Section 4.4(b).

“New Third Lien Agent” shall have the meaning set forth in Section 4.4(c).

“New Third Lien Documents” shall have the meaning set forth in Section 4.4(c).

“New Third Lien Obligations” shall have the meaning set forth in Section 4.4(c).

“Obligations” means the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations, or any of them.

“Obligor” means each Borrower and each other Person liable on or in respect of the Obligations or that has granted a Lien on any property or assets as Collateral, together with such Person’s successors and assigns, including a receiver, trustee or debtor-in-possession on behalf of such Person.

“Paid in Full” or “Payment in Full” means, with respect to any Obligations, that: (a) all of such Obligations (other than contingent indemnification obligations for which no underlying claim has been asserted) have been paid, performed or discharged in full (with all such Obligations consisting of monetary or payment obligations having been paid in full in cash or such other consideration, if any, as the holders of such Obligations, in their sole discretion, may agree to accept), (b) no Person has any further right to obtain any loans, letters of credit, bankers’ acceptances, or other extensions of credit under the documents relating to such Obligations and (c) any and all letters of credit, bankers’ acceptances or similar instruments issued under such documents have been cancelled and returned (or backed by stand-by guarantees or cash collateralized, in each case, in an amount equal to 105% of the face amount thereof) in accordance with the terms of such documents.

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“Permitted Collateral Sale” means any Disposition of Collateral so long as such Disposition is permitted under the First Lien Credit Agreement (or, after the First Lien Termination Date, under the Second Lien Indenture). The term Permitted Collateral Sale shall not include any Disposition occurring or effected under any circumstance or condition described in the definition of “Release Event.”

“Permitted Second Lien Disposition” shall mean a Disposition (excluding any collection of any Collateral consisting of an obligation) of any Collateral in connection with an Enforcement Action by any Second Lien Creditors after the expiration of the Second Lien Standstill Period and subject to the terms of Section 3.1 of this Agreement which Disposition is commercially reasonable and undertaken on an arm’s length basis.

“Permitted Third Lien Disposition” shall mean a Disposition (excluding any collection of any Collateral consisting of an obligation) of any Collateral in connection with an Enforcement Action by any Third Lien Creditors after the expiration of the Third Lien Standstill Period and subject to the terms of Section 3.1 of this Agreement which Disposition is commercially reasonable and undertaken on an arm’s length basis.

“Person” means an individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture, governmental authority or any other entity or regulatory body.

“Purchase Notice” shall have the meaning set forth in Section 5.1.

“Refinance”, “Refinancings” and “Refinanced” means, in respect of any Obligations, to issue other indebtedness in exchange or replacement for such Obligations, in whole or in part.

“Release Documents” shall have the meaning set forth in Section 2.5.

“Release Event” means the taking of any Enforcement Action by the First Lien Creditors (or, after the First Lien Termination Date, by the Second Lien Creditors) against all or any portion of the Collateral (including a Disposition conducted by any Obligor with the consent of the First Lien Agent (or, after the First Lien Termination Date, by the Second Lien Creditors)) or, after the occurrence and during the continuance of an Insolvency Proceeding by or against any Obligor, the entry of an order of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code authorizing the sale of all or any portion of the Collateral.

“Second Lien Agent” means HSBC Bank USA, National Association in its capacity as trustee and collateral agent for the Second Lien Creditors under the Second Lien Documents, and its permitted successors and assigns in such capacity (including one or more other trustees or similar contractual representatives for one or more lenders that at any time succeeds to or refinances, replaces or substitutes for any or all of the Second Lien Obligations at any time and from time to time not in violation of this Agreement).

“Second Lien Avoidance” shall have the meaning set forth in Section 6.4(b).

“Second Lien Creditors” means the Second Lien Agent, the Second Lien Noteholders and the other Persons from time to time holding Second Lien Obligations.

“Second Lien Default” means any “Event of Default” under the Second Lien Documents.

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“Second Lien Default Notice” means with respect to any Second Lien Default, a written notice from the Second Lien Agent to the First Lien Agent, with a copy to the Obligors, indicating that such Second Lien Default has occurred and describing such Second Lien Default in reasonable detail.

“Second Lien Deficiency” means any portion of the Second Lien Obligations consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other Bankruptcy Law) as determined by a Final Order.

“Second Lien Disposition Notice” shall have the meaning set forth in Section 2.10(a).

“Second Lien Documents” means the Second Lien Indenture, the Second Lien Notes, all Collateral Documents (as such term is defined in the Second Lien Indenture) and all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of the Second Lien Agent or any Second Lien Creditor in connection therewith or related thereto, including such documents evidencing successive Refinancings of the Second Lien Obligations in each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms of this Agreement.

“Second Lien Indenture” means (a) the Initial Second Lien Indenture and (b) each indenture or loan agreement evidencing any replacement, substitution, renewal, or Refinancing of the Obligations under the Second Lien Indenture, in each case as amended, restated, supplemented, replaced, substituted or Refinanced in accordance with the terms of this Agreement.

“Second Lien Noteholders” means any holder of the Second Lien Notes together with their successors and assigns.

“Second Lien Notes” means the notes issued and outstanding under the Second Lien Documents and any notes that may be subsequently issued in exchange therefor pursuant to the Second Lien Documents.

“Second Lien Obligations” means all obligations, liabilities and indebtedness of every kind, nature and description owing by one or more Obligors to one or more of the Second Lien Creditors evidenced by or arising under one or more of the Second Lien Documents (including the Second Lien Notes), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Second Lien Indenture and whether arising before, during or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding).

“Second Lien Secured Claims” means any portion of the Second Lien Obligations not constituting a Second Lien Deficiency.

“Second Lien Standstill Period” means the period commencing on the date of a Second Lien Default and ending upon the date which is the earliest of (a) acceleration of the First Lien Obligations, (b) commencement of an Insolvency Proceeding, (c) 150 days after the First Lien Agent has received a Second Lien Default Notice with respect to such Second Lien Default and (d) the date on which the First Lien Obligations have been Paid in Full.

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“Second Lien Termination Date” means the date on which all Second Lien Obligations have been Paid in Full.

“Secured Claims” means the First Lien Secured Claims, the Second Lien Secured Claims and/or the Third Lien Secured Claims as the context may require.

“Secured Creditors” means the First Lien Creditors, the Second Lien Creditors and the Third Lien Creditors, or any of them.

“Senior Adequate Protection Liens” shall have the meaning set forth in Section 6.2(a).

“Third Lien Agent” means HSBC Bank USA, National Association in its capacity as trustee and collateral agent for the Third Lien Creditors under the Third Lien Documents, and its permitted successors and assigns in such capacity (including one or more other trustees or similar contractual representatives for one or more lenders that at any time succeeds to or refinances, replaces or substitutes for any or all of the Third Lien Obligations at any time and from time to time).

“Third Lien Creditors” means the Third Lien Agent, the Third Lien Noteholders, the Third Lien Secured Vendors and the other Persons from time to time holding Third Lien Obligations.

“Third Lien Default” means any “Event of Default” under the Third Lien Documents (other than any Third Lien Document evidencing a Third Lien Secured Vendor Obligation).

“Third Lien Default Notice” means with respect to any Third Lien Default, a written notice from the Third Lien Agent to the Second Lien Agent and First Lien Agent, with a copy to the Obligors, indicating that such Third Lien Default has occurred and describing such Third Lien Default in reasonable detail.

“Third Lien Deficiency” means any portion of the Third Lien Obligations consisting of an allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other Bankruptcy Law) as determined by a Final Order.

“Third Lien Disposition Notice” shall have the meaning set forth in Section 2.10(c).

“Third Lien Documents” means the Third Lien Indenture, the Third Lien Notes, all Collateral Documents (as such term is defined in the Third Lien Indenture) and all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or any other Person with, to or in favor of the Third Lien Agent or any Third Lien Creditor in connection therewith or related thereto, including such documents evidencing successive Refinancings of the Third Lien Obligations in each case, as amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time in accordance with the terms of this Agreement.

“Third Lien Indenture” means (a) the Initial Third Lien Indenture and (b) each indenture or loan agreement evidencing any replacement, substitution, renewal, or Refinancing of the Obligations under the Third Lien Indenture, in each case as amended, restated, supplemented, replaced, substituted or Refinanced in accordance with the terms of this Agreement.

“Third Lien Noteholders” means any holder of notes issued under the Third Lien Indenture together with their successors and assigns.

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“Third Lien Notes” means the notes issued and outstanding under the Third Lien Documents and any notes that may be subsequently issued in exchange therefor pursuant to the Third Lien Documents.

“Third Lien Obligations” means all obligations, liabilities and indebtedness of every kind, nature and description owing by one or more Obligors to one or more of the Third Lien Creditors evidenced by or arising under one or more of the Third Lien Documents (including the Third Lien Notes), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and reasonable expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Third Lien Indenture and whether arising before, during or after the commencement of any Insolvency Proceeding with respect to any Obligor (and including the payment of interest which would accrue and become due but for the commencement of such Insolvency Proceeding, whether or not such interest is allowed or allowable in whole or in part in any such Insolvency Proceeding). For the avoidance of doubt, unless otherwise provided herein, the Third Lien Obligations shall include the Third Lien Secured Vendor Obligations.

“Third Lien Secured Claims” means any portion of the Third Lien Obligations not constituting a Third Lien Deficiency.

“Third Lien Secured Vendor Obligations” means any claim of a Third Lien Secured Vendor arising under any Third Lien Document of a Third Lien Secured Vendor; provided, that the amount of Third Lien Secured Vendor Obligations shall not exceed $25,000,000 in the aggregate at any time.

“Third Lien Secured Vendors” means any vendor granted a Lien in the Collateral pursuant to the Third Lien Security Agreement (as defined in the Third Lien Documents).

“Third Lien Standstill Period” means the period commencing on the date of a Third Lien Default and ending upon the date which is the earliest of (a) acceleration of the Second Lien Obligations, (b) commencement of an Insolvency Proceeding, (c) 150 days after the Second Lien Agent has received a Third Lien Default Notice with respect to such Third Lien Default and (d) the date on which the Second Lien Obligations have been Paid in Full; provided, that the Third Lien Standstill Period shall not, under any circumstances, end at any time prior to the First Lien Termination Date.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“UCC Notice” shall have the meaning set forth in Section 3.1.

1.2            Certain Matters of Construction. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified. For purposes of this Agreement, the following additional rules of construction shall apply: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter, (b) the term “including” shall not be limiting or exclusive, unless specifically indicated to the contrary, (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations and (d) unless

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otherwise specified, all references to any instruments or agreements, including references to any of this Agreement and the Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms hereof.

Section 2.	Security Interests; Priorities.

2.1       Priorities. Each Secured Creditor hereby acknowledges that the other Secured Creditors have been granted Liens upon the Collateral to secure their respective Obligations. The Liens of the First Lien Agent on the Collateral are and shall be senior and prior in right to the Liens of the Second Lien Agent and the Third Lien Agent on the Collateral, and such Liens of the Second Lien Agent and the Third Lien Agent on the Collateral are and shall be junior and subordinate to the Liens of the First Lien Agent. The Liens of the Second Lien Agent on the Collateral are and shall be senior and prior in right to the Liens of the Third Lien Agent on the Collateral, and such Liens of the Third Lien Agent on the Collateral are and shall be junior and subordinate to the Liens of the Second Lien Agent. The priorities of the Liens provided in this Section 2.1 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or Refinancing of any of the Obligations, nor by any action or inaction which any of the Secured Creditors may take or fail to take in respect of the Collateral.

2.2       No Alteration of Priority. The priorities set forth in this Agreement are applicable irrespective of the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Secured Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the Documents.

2.3       Perfection; Contesting Liens. Each Secured Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in the Collateral in which such Secured Creditor has been granted a Lien. The foregoing provisions of this Agreement are intended solely to govern the respective Lien priorities as among the Secured Creditors and shall not impose on any Secured Creditor any obligations in respect of the Disposition of proceeds of any Collateral that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law. Each Secured Creditor agrees that it will not institute or join in any contest of the validity, perfection, priority or enforceability of the Liens of the other Secured Creditor in the Collateral or the enforceability of the First Lien Obligations, the Second Lien Obligations or the Third Lien Obligations; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Agent, the Second Lien Agent or the Third Lien Agent to enforce this Agreement, including the provisions hereof relating to Lien priority.

2.4       Proceeds of Collateral. (a) Any Collateral or proceeds thereof received by any Second Lien Creditor or Third Lien Creditor prior to the First Lien Termination Date, including, without limitation, any such Collateral constituting proceeds, or any payment or Distribution, that may be received by any Second Lien Creditor or Third Lien Creditor prior to the First Lien Termination Date (i) in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, (ii) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), (iii) from the collection or other Disposition of, or realization on, the Collateral, whether or not pursuant to an Insolvency Proceeding or (iv) in violation of this Agreement, shall be segregated and held in trust and promptly paid over to the First Lien Agent, for the benefit of the First Lien Creditors, in the same form as received, with any necessary endorsements, and each Second Lien Creditor and Third Lien Creditor hereby authorizes the First Lien Agent to make any such endorsements as agent for the Second Lien Creditors or Third Lien Creditor, as applicable (which authorization, being coupled with an interest, is irrevocable). All Collateral and proceeds thereof (including, without

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limitation, proceeds from a Permitted Collateral Sale or a Release Event) received by any First Lien Creditor prior to the First Lien Termination Date shall be applied to the First Lien Obligations and in the case of a Release Event shall reduce the Maximum First Lien Principal Amount by the net amount of such proceeds used to repay in cash principal outstanding under the First Lien Documents, and Collateral and all proceeds thereof received after the First Lien Termination Date shall be forthwith paid over, in the kind or funds and currency received, to the Second Lien Creditors for application to the Second Lien Obligations (unless otherwise required by law or court order).

(b)       Any Collateral or proceeds thereof received by any Third Lien Creditor after the First Lien Termination Date and prior to the Second Lien Termination Date, including, without limitation, any such Collateral constituting proceeds, or any payment or Distribution, that may be received by any Third Lien Creditor after the First Lien Termination Date and prior to the Second Lien Termination Date (i) in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, (ii) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), (iii) from the collection or other Disposition of, or realization on, the Collateral, whether or not pursuant to an Insolvency Proceeding or (iv) in violation of this Agreement, shall be segregated and held in trust and promptly paid over to the Second Lien Agent, for the benefit of the Second Lien Creditors, in the same form as received, with any necessary endorsements, and each Third Lien Creditor hereby authorizes the Second Lien Agent to make any such endorsements as agent for the Third Lien Creditor (which authorization, being coupled with an interest, is irrevocable). All Collateral and proceeds thereof (including, without limitation, proceeds from a Permitted Collateral Sale or a Release Event) received by any Second Lien Creditor after the First Lien Termination Date and prior to the Second Lien Termination Date shall be applied to the Second Lien Obligations, and Collateral and all proceeds thereof received after the Second Lien Termination Date shall be forthwith paid over, in the kind or funds and currency received, to the Third Lien Creditors for application to the Third Lien Obligations (unless otherwise required by law or court order).

2.5       Release of Collateral Upon Permitted Collateral Sale. Subject to the rights of the Second Lien Creditors and Third Lien Creditors to raise objections on any basis that an unsecured creditor could raise solely in its capacity as an unsecured creditor, the Second Lien Agent, on behalf of the Second Lien Creditors, and the Third Lien Agent, on behalf of the Third Lien Creditors, shall at any time in connection with any Permitted Collateral Sale: (a) upon the request of the First Lien Agent (or, after the First Lien Termination Date, the Second Lien Agent) with respect to the Collateral subject to such Permitted Collateral Sale, release or otherwise terminate its Liens on such Collateral (and/or, in the case of a Permitted Collateral Sale consisting of the sale or disposition of all or substantially all of the equity interests or assets of any guarantor of any of the Obligations, release such guarantor from its obligations under the relevant Documents), (b) promptly deliver such terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release (collectively, “Release Documents”) and take such further actions as the First Lien Agent (or, after the First Lien Termination Date, the Second Lien Agent) shall reasonably require in order to release and/or terminate such Second Lien Agent’s and Third Lien Agent's Liens on the Collateral (or release such guarantor) subject to such Permitted Collateral Sale; provided that if the closing of the Disposition of the Collateral is not consummated within 60 days from the proposed closing date or any agreement governing such Permitted Collateral Sale is terminated by any of the parties thereto, the First Lien Agent (or, after the First Lien Termination Date, the Second Lien Agent) shall, upon the Second Lien Agent’s and Third Lien Agent's request, promptly return all Release Documents to the Second Lien Agent and Third Lien Agent, as applicable, and (c) be deemed to have consented under the Second Lien Documents and Third Lien Document to such Permitted Collateral Sale free and clear of the Second Lien Agent’s and Third Lien Agent's security interest (it being understood that the Second Lien Agent and Third Lien Agent shall still, subject to the terms of this Agreement, have a security interest with respect to the proceeds of such Collateral) and to have waived the provisions of the Second

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Lien Documents and Third Lien Documents to the extent necessary to permit such transaction but not have waived any Event of Default that might otherwise arise under the Second Lien Documents or the Third Lien Documents as a result of such transaction.

2.6       Release of Collateral Upon Release Event. Subject to the rights of the Second Lien Creditors and Third Lien Creditors to raise objections on any basis that an unsecured creditor could raise solely in its capacity as an unsecured creditor, the Second Lien Agent, on behalf of the Second Lien Creditors, and the Third Lien Agent, on behalf of the Third Lien Creditors, shall, at any time in connection with a Release Event with respect to any Collateral: (a) upon the request of the First Lien Agent (or, after the First Lien Termination Date, the Second Lien Agent) with respect to the Collateral subject to such Release Event (which request will specify the principal proposed terms of the sale and the type and amount of consideration expected to be received in connection therewith), release or otherwise terminate its Liens on such Collateral (and/or, in the case of a Disposition consisting of the sale or disposition of all or substantially all of the equity interests or assets of any guarantor of the Obligations, release such guarantor from its obligations under the relevant Documents), to the extent the Disposition of such Collateral is either by (i) the First Lien Agent (or, after the First Lien Termination Date, the Second Lien Agent) or its agents or representatives or (ii) any Obligor with the consent of the First Lien Creditors (or, after the First Lien Termination Date, the Second Lien Creditors), (b) be deemed to have consented under the Second Lien Documents and Third Lien Documents to such Disposition free and clear of the Second Lien Agent’s Liens and Third Lien Agent's Liens (it being understood that the Second Lien Agent and Third Lien Agent shall still, subject to the terms of this Agreement, have a security interest with respect to the proceeds of such Collateral) and to have waived the provisions of the Second Lien Documents and Third Lien Documents to the extent necessary to permit such transaction but not have waived any Event of Default that might otherwise arise under the Second Lien Documents or the Third Lien Documents as a result of such transaction and (c) deliver such Release Documents and take such further actions as First Lien Agent (or, after the First Lien Termination Date, the Second Lien Agent) may reasonably require in connection therewith; provided that, (i) such release by the Second Lien Creditors and Third Lien Creditors shall not extend to or otherwise affect any of the rights of the Second Lien Creditors and Third Lien Creditors to the proceeds from any such Disposition of Collateral, (ii) the First Lien Creditors shall promptly apply such proceeds to pay the First Lien Obligationsuntil the same have been Paid in Full, and thereafter, the Second Lien Creditors shall promptly apply such proceeds to pay the Second Lien Obligationsuntil the same have been Paid in Full, (iii) after such application, any excess proceeds from such Disposition shall be applied in accordance with the provisions of Section 2.4 hereof and (iv) no such release and/or authorization documents shall be delivered (A) to any Obligor or (B) less than 5 Business Days prior to the date of the closing of the Disposition of such Collateral; provided further that if the closing of the Disposition of the Collateral subject to such Release Event is not consummated within 60 days of the proposed date of closing or any agreement governing such Disposition is terminated, the First Lien Agent (or, after the First Lien Termination Date, the Second Lien Agent) shall promptly, upon Second Lien Agent’s or Third Lien Agent's request, return all Release Documents to the Second Lien Agent or Third Lien Agent, as applicable.

2.7       Power of Attorney. (a) The Second Lien Agent, on behalf of each Second Lien Creditor, and the Third Lien Agent, on behalf of each Third Lien Creditor, hereby irrevocably constitutes and appoints the First Lien Agent and any officer of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Agent and Third Lien Agent and in the name of the Second Lien Agent and Third Lien Agent or in the First Lien Agent’s own name, from time to time in the First Lien Agent’s discretion, for the purpose of carrying out the terms of Sections 2.5 and 2.6 hereof, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such Sections, including any Release Documents, and, in addition, to take any and all other appropriate and commercially reasonable action for the purpose of carrying out the terms of such

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Sections, such power of attorney being coupled with an interest and irrevocable until the First Lien Termination Date. Each of the Second Lien Agent and Third Lien Agent hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 2.7. No Person to whom this power of attorney is presented, as authority for the First Lien Agent to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Second Lien Creditor or Third Lien Creditor as to the authority of the First Lien Agent to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to the First Lien Agent the authority to take and perform the actions contemplated herein. Each of the Second Lien Agent and Third Lien Agent irrevocably waives any right to commence any suit or action, in law or equity, against any Person which acts in reliance upon or acknowledges the authority granted under this power of attorney.

(b)       After the First Lien Termination Date, the Third Lien Agent, on behalf of each Third Lien Creditor, hereby irrevocably constitutes and appoints the Second Lien Agent and any officer of the Second Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Third Lien Agent and in the name of the Third Lien Agent or in the Second Lien Agent’s own name, from time to time in the Second Lien Agent’s discretion, for the purpose of carrying out the terms of Sections 2.5 and 2.6 hereof, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such Sections, including any Release Documents, and, in addition, to take any and all other appropriate and commercially reasonable action for the purpose of carrying out the terms of such Sections, such power of attorney being coupled with an interest and irrevocable until the Second Lien Termination Date. The Third Lien Agent hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 2.7. No Person to whom this power of attorney is presented, as authority for the Second Lien Agent to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Third Lien Creditor as to the authority of the Second Lien Agent to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to the Second Lien Agent the authority to take and perform the actions contemplated herein. The Third Lien Agent irrevocably waives any right to commence any suit or action, in law or equity, against any Person which acts in reliance upon or acknowledges the authority granted under this power of attorney.

2.8       Waiver. Each of the First Lien Agent, on behalf of each of the First Lien Creditors, the Second Lien Agent, on behalf of each of the Second Lien Creditors, and the Third Lien Agent, on behalf of each of the Third Lien Creditors, (a) waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Documents and notice of or proof of reliance by the Secured Creditors upon this Agreement and protest, demand for payment or notice except to the extent otherwise specified herein and (b) acknowledges and agrees that the other Secured Creditors have relied upon the Lien priority and other provisions hereof in entering into the Documents and in making funds available to the Borrowers thereunder.

2.9       Notice of Interest In Collateral. This Agreement is intended, in part, to constitute an authenticated notification of a claim by each Secured Creditor to the other Secured Creditors of an interest in the Collateral in accordance with the provisions of Sections 9-611 and 9-621 of the UCC.

2.10     Permitted Second Lien Dispositions and Permitted Third Lien Dispositions. (a) If, after the expiration of the Second Lien Standstill Period and subject to Section 3.1 of this Agreement, the Second Lien Agent seeks to consummate any Permitted Second Lien Disposition in connection with any Enforcement Action that is permitted hereunder, the Second Lien Agent shall provide notice to the First Lien Agent of its election to consummate such a Permitted Second Lien Disposition, which will specify

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the principal proposed terms of the sale, identity of the expected purchasers (if known) and the type and amount of consideration expected to be received in connection therewith (a “Second Lien Disposition Notice”). Within 10 Business Days of its receipt of a Second Lien Disposition Notice, the First Lien Agent shall provide written notice to the Second Lien Agent whether the First Lien Agent (i) will release its Liens on the Collateral that is the subject of such Permitted Second Lien Disposition or (ii) intends to commence an Enforcement Action with respect to all or any portion of the Collateral.

(b)       In the case of any Permitted Second Lien Disposition as to which the First Lien Agent has not notified the Second Lien Agent that the First Lien Agent intends to commence an Enforcement Action with respect to all or any part of the Collateral (and as to which the First Lien Agent does not thereafter commence any such Enforcement Action), each of the First Lien Agent and the Third Lien Agent shall (i) upon the request of the Second Lien Agent with respect to the Collateral subject to any Permitted Second Lien Disposition, and concurrent with such Permitted Second Lien Disposition, release or otherwise terminate its Liens on such Collateral, (ii) be deemed to have consented under the First Lien Documents and Third Lien Documents to such Disposition free and clear of the First Lien Agent's and Third Lien Agent's Liens (it being understood that the First Lien Agent and Third Lien Agent shall still, subject to this Agreement, have a security interest with respect to the proceeds of such Collateral) and to have waived the provisions of the First Lien Documents and Third Lien Documents to the extent necessary to permit such transaction and (iii) deliver such Release Documents and take such further actions as the Second Lien Agent may reasonably require in connection therewith; provided, however, that subject to and in accordance with Section 2.4 hereof, the Second Lien Agent shall cause to be paid and/or delivered directly to the First Lien Agent all proceeds of any Permitted Second Lien Disposition for application in accordance with Section 2.4. Notwithstanding anything to the contrary contained herein, no such Release Documents shall be required to be delivered (i) to any Obligor or (ii) less than 5 Business Days prior to the date of the closing of the Permitted Second Lien Disposition; and provided, further, that if the closing of the Disposition of the Collateral subject to such Permitted Second Lien Disposition is not consummated within 5 Business Days of the proposed closing date or the Second Lien Creditors or relevant purchasers cease to diligently pursue consummation of the Permitted Second Lien Disposition, the Second Lien Agent shall promptly return all such Release Documents to the First Lien Agent and Third Lien Agent, as applicable.

(c)        If, after the expiration of the Third Lien Standstill Period and subject to Section 3.1 of this Agreement, the Third Lien Agent seeks to consummate any Permitted Third Lien Disposition in connection with any Enforcement Action that is permitted hereunder, the Third Lien Agent shall provide notice to the Second Lien Agent of its election to consummate such a Permitted Third Lien Disposition, which will specify the principal proposed terms of the sale, identity of the expected purchasers (if known) and the type and amount of consideration expected to be received in connection therewith (a “Third Lien Disposition Notice”). Within 10 Business Days of its receipt of a Third Lien Disposition Notice, the Second Lien Agent shall provide written notice to the Third Lien Agent whether the Second Lien Agent (i) will release its Liens on the Collateral that is the subject of such Permitted Third Lien Disposition or (ii) intends to commence an Enforcement Action with respect to all or any portion of the Collateral.

(d)       In the case of any Permitted Third Lien Disposition as to which the Second Lien Agent has not notified the Third Lien Agent that the Second Lien Agent intends to commence an Enforcement Action with respect to all or any part of the Collateral (and as to which the Second Lien Agent does not thereafter commence any such Enforcement Action), the Second Lien Agent shall (i) upon the request of the Third Lien Agent with respect to the Collateral subject to any Permitted Third Lien Disposition, and concurrent with such Permitted Third Lien Disposition, release or otherwise terminate its Liens on such Collateral, (ii) be deemed to have consented under the Second Lien Documents to such Disposition free and clear of the Second Lien Agent's Liens (it being understood that the Second Lien

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Agent shall still, subject to this Agreement, have a security interest with respect to the proceeds of such Collateral) and to have waived the provisions of the Second Lien Documents to the extent necessary to permit such transaction and (iii) deliver such Release Documents and take such further actions as the Third Lien Agent may reasonably require in connection therewith; provided, however, that subject to and in accordance with Section 2.4 hereof, the Third Lien Agent shall cause to be paid and/or delivered directly to the Second Lien Agent all proceeds of any Permitted Third Lien Disposition for application in accordance with Section 2.4. Notwithstanding anything to the contrary contained herein, no such Release Documents shall be required to be delivered (i) to any Obligor or (ii) less than 5 Business Days prior to the date of the closing of the Permitted Third Lien Disposition; and provided, further, that if the closing of the Disposition of the Collateral subject to such Permitted Third Lien Disposition is not consummated within 5 Business Days of the proposed closing date or the Third Lien Creditors or relevant purchasers cease to diligently pursue consummation of the Permitted Third Lien Disposition, the Third Lien Agent shall promptly return all such Release Documents to the Second Lien Agent.

2.11     New Liens. So long as the First Lien Obligations have not been Paid in Full, the parties hereto agree that no additional Liens shall be granted or permitted on any asset of the Borrowers or any other Obligor to secure any Second Lien Obligation or Third Lien Obligation unless, subject to the terms of this Agreement, immediately after giving effect to such grant or concurrently therewith, a senior and prior Lien shall be granted on such asset to secure the First Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Agent and/or the First Lien Creditors, each of the Second Lien Agent, on behalf of the Second Lien Creditors, and the Third Lien Agent, on behalf of the Third Lien Creditors, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.11 shall be subject to the terms of this Agreement.

2.12     Same Liens and Agreements. The parties hereto acknowledge and agree that (subject to Section 2.11) it is their intention that the Collateral securing the First Lien Obligations, the Collateral securing the Second Lien Obligations and the Collateral securing the Third Lien Obligations as of the date hereof be identical in all material respects. In furtherance of the foregoing, and subject to Section 2.11, the parties hereto agree:

(a)     to cooperate in good faith in order to determine, upon any request by any Agent, the specific assets included in the Collateral securing their respective Obligations, the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under any Document;

(b)    that the documents, agreements and instruments creating or evidencing the Liens of such parties in the Collateral, as of the date hereof, are in all material respects substantively similar, other than with respect to the relative priority of the Liens created or evidenced thereunder; and

(c)    any Lien obtained by any Secured Creditor in respect of any judgment obtained in respect of any Obligations shall be subject in all respects to the terms of this Agreement.

Section 3.	Enforcement of Security.

3.1       Management of Collateral. (a) Subject to the other terms and conditions of this Agreement, prior to the First Lien Termination Date, the First Lien Creditors shall have the exclusive right to manage, perform and enforce the terms of the First Lien Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to their sole discretion and the exercise of their sole business judgment, including the exclusive right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, Dispose of, or liquidate the Collateral and to incur expenses in connection with such Disposition and to exercise all the rights and remedies of a

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secured lender under the UCC of any applicable jurisdiction. In conducting any public or private sale under the UCC, the First Lien Agent shall give the Second Lien Agent and Third Lien Agent such notice (a “UCC Notice”) of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice. Except as specifically provided in this Section 3.1 or Section 3.3 below, notwithstanding any rights or remedies available to a Second Lien Creditor or Third Lien Creditor under any of the Second Lien Documents or Third Lien Documents, applicable law or otherwise, no Second Lien Creditor or Third Lien Creditor shall, directly or indirectly, take any Enforcement Action; provided that, subject at all times to the provisions of Section 2, upon the expiration of the applicable Second Lien Standstill Period, the Second Lien Creditors may take any Enforcement Action (provided that they give the First Lien Agent at least five (5) Business Days written notice prior to taking such Enforcement Action); provided, however, that notwithstanding the expiration of the Second Lien Standstill Period or anything herein to the contrary, in no event shall any Second Lien Creditor exercise or continue to exercise any such rights or remedies, or commence or petition for any such action or proceeding (including any foreclosure action or proceeding or any Insolvency Proceeding) if the First Lien Agent shall have commenced, and be diligently pursuing, the enforcement or exercise of any rights or remedies with respect to any of the Collateral or any such action or proceeding (including, without limitation, any of the following (if undertaken and pursued to consummate a Disposition of such Collateral within a commercially reasonable time): the solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Collateral, the notification of account debtors to make payments to the First Lien Agent or its agents, the initiation of any action to take possession of all or any material portion of the Collateral or the commencement of any legal proceedings or actions against or with respect to the foreclosure and sale of all or any material portion of the Collateral), or diligently attempting in good faith to vacate any stay prohibiting an Enforcement Action with respect to all or any material portion of the Collateral or diligently attempting in good faith to vacate any stay prohibiting an Enforcement Action.

(b)       Subject to the other terms and conditions of this Agreement, after the First Lien Termination Date, the Second Lien Creditors shall have the exclusive right to manage, perform and enforce the terms of the Second Lien Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to their sole discretion and the exercise of their sole business judgment, including the exclusive right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, Dispose of, or liquidate the Collateral and to incur expenses in connection with such Disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction. In conducting any public or private sale under the UCC, the Second Lien Agent shall give the Third Lien Agent a UCC Notice; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice. Except as specifically provided in this Section 3.1 or Section 3.3 below, notwithstanding any rights or remedies available to a Third Lien Creditor under any of the Third Lien Documents, applicable law or otherwise, no Third Lien Creditor shall, directly or indirectly, take any Enforcement Action; provided that, subject at all times to the provisions of Section 2, upon the expiration of the applicable Third Lien Standstill Period, the Third Lien Creditors may take any Enforcement Action (provided that they give the Second Lien Agent at least five (5) Business Days written notice prior to taking such Enforcement Action); provided, however, that notwithstanding the expiration of the Third Lien Standstill Period or anything herein to the contrary, in no event shall any Third Lien Creditor exercise or continue to exercise any such rights or remedies, or commence or petition for any such action or proceeding (including any foreclosure action or proceeding or any Insolvency Proceeding) if the Second Lien Agent shall have commenced, and be diligently pursuing, the enforcement or exercise of any rights or remedies with respect to any of the Collateral or any such action or proceeding (including, without limitation, any of the following (if undertaken and pursued to consummate a Disposition of such Collateral within a commercially reasonable time): the solicitation of bids from third

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parties to conduct the liquidation of all or any material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Collateral, the notification of account debtors to make payments to the Second Lien Agent or its agents, the initiation of any action to take possession of all or any material portion of the Collateral or the commencement of any legal proceedings or actions against or with respect to the foreclosure and sale of all or any material portion of the Collateral), or diligently attempting in good faith to vacate any stay prohibiting an Enforcement Action with respect to all or any material portion of the Collateral or diligently attempting in good faith to vacate any stay prohibiting an Enforcement Action.

3.2       Notices of Default. Each Agent agrees to use commercially reasonable efforts to give to the other Agents concurrently with the giving thereof to any Obligor (a) a copy of any written notice by any Secured Creditor of an Event of Default under any of its Documents or a written notice of demand for payment from any Obligor and (b) a copy of any written notice sent by such Secured Creditor to any Obligor stating such Secured Creditor’s intention to exercise any material enforcement rights or remedies against such Obligor, including written notice pertaining to any foreclosure on all or any material part of the Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that the failure of any Agent to give such required notice shall not result in any liability to such Agent or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the Secured Creditors as provided herein, and shall not affect the validity or effectiveness of any such notice as against any Obligor; provided, further, that the foregoing shall not in any way impair any claims that any Secured Creditor may have against any other Secured Creditor as a result of any failure of any Agent to provide a UCC Notice in accordance with the provisions of this Agreement and applicable law (including without limitation any liability that any Secured Creditor may have to any other Secured Creditor as a result of any such failure). Each Agent will provide such information as it may have to the other Agent as the other may from time to time reasonably request concerning the status of the exercise of any Enforcement Action and each Agent shall be available on a reasonable basis during normal business hours to review with the other Agent alternatives available in exercising such rights, including, but not limited to, advising each other of any offers which may be made from time to time by prospective purchasers of the Collateral; provided that (i) the failure of any party to do any of the foregoing shall not affect the relative priorities of the Agent’s respective Liens as provided herein or the validity or effectiveness of any notices or demands as against any Borrower or any Obligor and (ii) in no event will the First Lien Agent or any First Lien Creditor have any obligation to obtain the consent of any Second Lien Creditor or Third Lien Creditor with respect to any actions taken or contemplated to be taken (or not taken) with respect to any Enforcement Action. Each Obligor, by its acknowledgment hereto, hereby consents and agrees to each Secured Creditor providing any such information to the other Secured Creditors (subject to the confidentiality obligations applicable to the Secured Creditors under the relevant Documents in each case) and to such actions by the Secured Creditors and waives any rights or claims against any Secured Creditors arising as a result of such information or actions.

3.3       Permitted Actions. Section 3.1 shall not be construed to limit or impair in any way the right of: (a) any Secured Creditor to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Secured Creditor, (b) any Secured Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by another Secured Creditor for the sole purpose of protecting such Secured Creditor’s Lien on the Collateral, so long as it does not delay or interfere with the exercise by such other Secured Creditor of its rights under this Agreement, the Documents and under applicable law, (c) the Second Lien Creditors to receive any remaining proceedings of Collateral after the First Lien Obligations have been Paid in Full and (d) the Third Lien Creditors to receive any remaining proceedings of Collateral after the First Lien Obligations and Second Lien Obligations have been Paid in Full. Any proceeds of Collateral received in

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connection with any such Enforcement Action shall be applied in accordance with Section 2.4 of this Agreement.

3.4	Collateral In Possession.

(a) In the event that the First Lien Agent takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Lien therein, the First Lien Agent shall be deemed to be holding such Collateral as representative for the Secured Creditors, including the Second Lien Creditors and Third Lien Creditors, solely for purposes of perfection of its Lien under the UCC; provided that the First Lien Agent shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Second Lien Creditors and Third Lien Creditors. Promptly following the First Lien Termination Date, the First Lien Agent shall, as requested by the Second Lien Agent, deliver the remainder of the Collateral, if any, in its possession to the designee of the Second Lien Agent (except as may otherwise be required by applicable law or court order).

(b) In the event that any Second Lien Creditor takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Lien therein, such Second Lien Creditor shall be deemed to be holding such Collateral as representative for the Secured Creditors, including the First Lien Creditors and Third Lien Creditors, solely for purposes of perfection of its Lien under the UCC; provided that such Second Lien Creditor shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the First Lien Creditors and Third Lien Creditor. Promptly following the Second Lien Termination Date, the Second Lien Agent shall, as requested by the Third Lien Agent, deliver the remainder of the Collateral, if any, in its possession to the designee of the Third Lien Agent (except as may otherwise be required by applicable law or court order).

(c) In the event that any Third Lien Creditor takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its Lien therein, such Third Lien Creditor shall be deemed to be holding such Collateral as representative for the Secured Creditors, including the First Lien Creditors and Second Lien Creditors, solely for purposes of perfection of its Lien under the UCC; provided that such Third Lien Creditor shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the First Lien Creditors and Second Lien Creditor.

(d)    It is understood and agreed that this Section 3.4 is intended solely to assure continuous perfection of the Liens granted under the applicable Documents, and nothing in this Section 3.4 shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement. The duties of each party under this Section 3.4 shall be mechanical and administrative in nature, and no party shall have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of the other party.

(e)    To the extent that any deposit account of the Borrowers or other Obligors is under the control of the First Lien Agent at any time, the First Lien Agent agrees to act, and will act, as gratuitous bailee for the Second Lien Agent and the Third Lien Agent for the purpose of perfecting the Liens of the Secured Creditors in such deposit accounts and the cash and other assets therein. Unless the Liens of the Second Lien Creditors and the Third Lien Creditors on such deposit accounts shall have been or shall be concurrently released, after the occurrence of the First Lien Termination Date, the First Lien Agent shall at the reasonable request of the Second Lien Agent or Third Lien Agent, cooperate with the Borrowers and such other Obligors and the Second Lien Agent and Third Lien Agent (at the expense of Finlay) in permitting control of any such deposit accounts to be transferred to the Second Lien Agent and

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Third Lien Agent (or for other arrangements with respect to such deposit accounts satisfactory to the Second Lien Agent and Third Lien Agent to be made).

3.5       Waiver of Marshalling and Similar Rights. Each Secured Creditor, to the fullest extent permitted by applicable law, waives as to each other Secured Creditor any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law.

3.6       Insurance and Condemnation Awards. So long as the First Lien Termination Date has not occurred, the First Lien Agent shall have the exclusive right, subject to the First Lien Documents and the rights of the Obligors under the First Lien Documents, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. After the occurrence of the First Lien Termination Date and so long as the Second Lien Termination Date has not occurred, the Second Lien Agent shall have the exclusive right, subject to the Second Lien Documents and the rights of the Obligors under the Second Lien Documents, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral.

Section 4.	Covenants

4.1       Amendment of First Lien Documents. The First Lien Creditors may at any time and from time to time and without consent of or notice to any Second Lien Creditor or Third Lien Creditor, without incurring any liability to any Second Lien Creditor or Third Lien Creditor and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, substitute, renew or replace any or all of the First Lien Documents; provided, however, that without the consent of the Second Lien Agent and Third Lien Agent, the First Lien Creditors shall not amend, restate, supplement, modify, substitute, renew or replace any or all of the First Lien Documents to (a) directly increase the interest rates on the First Lien Obligations to an amount greater than 2.0% per annum above the rates as are in effect on the date hereof (excluding, without limitation, fluctuations in underlying rate indices and imposition of a default rate of 2% per annum), (b) extend the final maturity date of the First Lien Obligations to a date that is later than the final maturity date of the Second Lien Obligations or the Third Lien Obligations, (c) increase the principal amount of the First Lien Obligations in excess of the Maximum First Lien Principal Amount, or (d) modify or add any covenant or event of default under the First Lien Documents, which directly restricts one or more Obligors from making payments under the Second Lien Documents and Third Lien Documents which would otherwise be permitted under the First Lien Documents as in effect on the date hereof.

4.2       Amendments to Second Lien Documents. Until the First Lien Termination Date has occurred, and notwithstanding anything to the contrary contained in the Second Lien Documents, the Second Lien Creditors shall not, without the prior written consent of the First Lien Agent, agree to any amendment, restatement, modification, supplement, substitution, renewal or replacement of or to any or all of the Second Lien Documents that (a) would directly or indirectly result in an increase in the interest rates in respect of the Second Lien Obligations (excluding, without limitation, fluctuations in underlying rate indices and imposition of a default rate of 2% per annum) by more than 2.0% per annum above the rates as are in effect on the date hereof, (b) shorten the maturity or weighted average life to maturity of the Second Lien Obligations or require that any payment on the Second Lien Obligations be made earlier than the date originally scheduled for such payment or that any commitment expire any earlier than the date originally scheduled therefor, (c) add or modify in a manner adverse to any Obligor or any First Lien Creditor any covenant, agreement or event of default under the Second Lien Documents or (d) increase the amount of the Second Lien Obligations in excess of the Maximum Second Lien Principal Amount.

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4.3       Amendments to Third Lien Documents. Until the First Lien Termination Date and Second Lien Termination Date have occurred, and notwithstanding anything to the contrary contained in the Third Lien Documents, the Third Lien Creditors shall not, without the prior written consent of the First Lien Agent and Second Lien Agent, agree to any amendment, restatement, modification, supplement, substitution, renewal or replacement of or to any or all of the Third Lien Documents that (a) would directly or indirectly result in an increase in the interest rates in respect of the Third Lien Obligations (excluding, without limitation, fluctuations in underlying rate indices and imposition of a default rate of 2% per annum) by more than 2.0% per annum above the rates as are in effect on the date hereof, (b) shorten the maturity or weighted average life to maturity of the Third Lien Obligations or require that any payment on the Third Lien Obligations be made earlier than the date originally scheduled for such payment or that any commitment expire any earlier than the date originally scheduled therefor, (c) add or modify in a manner adverse to any Obligor or any First Lien Creditor or any Second Lien Creditor any covenant, agreement or event of default under the Third Lien Documents or (d) increase the amount of (i) the Third Lien Obligations (other than the Third Lien Secured Vendor Obligations) in excess of the Maximum Third Lien Principal Amount or (ii) the Third Lien Secured Vendor Obligations in excess of the maximum amount set forth in the definition of Third Lien Secured Vendor Obligations.

4.4	Effect of Refinancing.

(a)    If the Payment in Full of the First Lien Obligations is being effected through a Refinancing; provided, that, the credit agreement and the other documents evidencing such new First Lien Obligations (the “New First Lien Documents”) do not effect an amendment, supplement or other modification of the terms of the First Lien Obligations in a manner that is prohibited by Section 4.1, then (A) such Payment in Full of First Lien Obligations shall be deemed not to have occurred for all purposes of this Agreement, (B) the indebtedness under such Refinancing and all other obligations under the credit documents evidencing such indebtedness (the “New First Lien Obligations”) shall be treated as First Lien Obligations for all purposes of this Agreement, (C) the New First Lien Documents shall be treated as the First Lien Documents and (D) the agent under the New First Lien Documents (the “New First Lien Agent”) shall be deemed to be the First Lien Agent for all purposes of this Agreement. Upon receipt of a notice of Refinancing under the preceding sentence, which notice shall include the identity of the New First Lien Agent, the Second Lien Agent and Third Lien Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the New First Lien Agent may reasonably request in order to provide to the New First Lien Agent the rights and powers set forth herein.

(b)    If the Payment in Full of the Second Lien Obligations is being effected through a Refinancing; provided, that, the credit agreement and the other documents evidencing such New Second Lien Obligations (the “New Second Lien Documents”) do not effect an amendment, supplement or other modification of the terms of the Second Lien Obligations in a manner that is prohibited by Section 4.2, then (A) such Payment in Full of Second Lien Obligations shall be deemed not to have occurred for all purposes of this Agreement, (B) the indebtedness under such Refinancing and all other obligations under the credit documents evidencing such indebtedness (the “New Second Lien Obligations”) shall be treated as Second Lien Obligations for all purposes of this Agreement, (C) the New Second Lien Documents shall be treated as the Second Lien Documents and (D) the agent under the New Second Lien Documents (the “New Second Lien Agent”) shall be deemed to be the Second Lien Agent for all purposes of this Agreement. Upon receipt of a notice of Refinancing under the preceding sentence, which notice shall include the identity of the New Second Lien Agent, the First Lien Agent and Third Lien Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the New Second Lien Agent may reasonably request in order to provide to the New Second Lien Agent the rights and powers set forth herein.

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(c)    If the Payment in Full of the Third Lien Obligations is being effected through a Refinancing; provided, that, the credit agreement and the other documents evidencing such New Third Lien Obligations (the “New Third Lien Documents”) do not effect an amendment, supplement or other modification of the terms of the Third Lien Obligations in a manner that is prohibited by Section 4.3, then (A) such Payment in Full of Third Lien Obligations shall be deemed not to have occurred for all purposes of this Agreement, (B) the indebtedness under such Refinancing and all other obligations under the credit documents evidencing such indebtedness (the “New Third Lien Obligations”) shall be treated as Third Lien Obligations for all purposes of this Agreement, (C) the New Third Lien Documents shall be treated as the Third Lien Documents and (D) the agent under the New Third Lien Documents (the “New Third Lien Agent”) shall be deemed to be the Third Lien Agent for all purposes of this Agreement. Upon receipt of a notice of Refinancing under the preceding sentence, which notice shall include the identity of the New Third Lien Agent, the First Lien Agent and Second Lien Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the New Third Lien Agent may reasonably request in order to provide to the New Third Lien Agent the rights and powers set forth herein.

(d)    By their acknowledgement hereto, Obligors agree to cause the agreement, document or instrument pursuant to which any New First Lien Agent, any New Second Lien Agent or any New Third Lien Agent is appointed to provide that the New First Lien Agent, New Second Lien Agent or New Third Lien Agent, as applicable, agrees to be bound by the terms of this Agreement.

4.5       Legend. Until the termination of this Agreement, each Second Lien Creditor will cause to be clearly, conspicuously and prominently inserted on the face of each Second Lien Document, and each Third Lien Creditor will cause to be clearly, conspicuously and prominently inserted on the face of each Third Lien Document, the following legend:

“THIS [NAME OF AGREEMENT] AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF THAT CERTAIN INTERCREDITOR AGREEMENT (THE “INTERCREDITOR AGREEMENT”) DATED AS OF NOVEMBER 26, 2008 AMONG EACH OF THE OBLIGORS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT FOR THE FIRST LIEN CREDITORS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), HSBC BANK USA, NATIONAL ASSOCIATION, AS AGENT FOR THE SECOND LIEN CREDITORS, AND HSBC BANK USA, NATIONAL ASSOCIATION, AS AGENT FOR THE THIRD LIEN CREDITORS, AS SUCH INTERCREDITOR AGREEMENT MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME.”

Section 5.	Second Lien Creditors Purchase Option.

5.1       Purchase Notice. Upon (a) the commencement of an Insolvency Proceeding or (b) the Second Lien Agent’s receipt of a notice from the First Lien Agent (the “Agent’s Notice”) that a payment event of default exists under the First Lien Credit Agreement or that the First Lien Agent has accelerated the First Lien Obligations, the Second Lien Creditors shall have the option, but not the obligation, to purchase all, but not less than all, of theFirst Lien Obligations owing to the First Lien Creditors from the First Lien Creditors, and assume all, but not less than all, of the then existing funding commitments under the First Lien Documents by giving a written notice (the “Purchase Notice”) to the First Lien Agent no later than the 7th Business Day after receipt by the Second Lien Agent of the Agent’s Notice. A Purchase Notice once delivered shall be irrevocable.

5.2       Purchase Option Closing. On the date specified by the Second Lien Agent in the Purchase Notice (which shall not be less than 3 Business Days nor more than 5 Business Days, after the

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receipt by the First Lien Agent of the Purchase Notice), the First Lien Creditors shall sell to the Second Lien Creditors, and the Second Lien Creditors shall purchase from the First Lien Creditors, all, but not less than all, of the First Lien Obligations, and the First Lien Lenders shall assign to the purchasing Second Lien Lenders, and the purchasing Second Lien Lenders shall assume from the First Lien Lenders all, but not less than all, of the then existing funding commitments under the First Lien Documents.

5.3       Purchase Price. Such purchase and sale shall be made by execution and delivery by the applicable Secured Creditors of an Assignment Agreement in the form attached to the First Lien Credit Agreement. Upon the date of such purchase and sale, the Second Lien Creditors shall (a) pay to the First Lien Agent for the benefit of the First Lien Creditors as the purchase price therefor the sum of (i) the full amount of all the First Lien Obligations then outstanding and unpaid (including principal, interest, fees, indemnities and expenses, including reasonable attorneys’ fees and legal expenses) plus (ii) any early termination fee, prepayment fee or other similar fee payable pursuant to the First Lien Credit Agreement (calculated as if the First Lien Obligations were repaid in full by the Obligors at such time), (b) furnish cash collateral to the First Lien Agent with respect to the outstanding First Lien Letter of Credit Obligations in an amount equal to 105% of the outstanding First Lien Letter of Credit Obligations and (c) agree to reimburse the First Lien Creditors for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding First Lien Letter of Credit Obligations as described above and any checks or other payments provisionally credited to the First Lien Obligations, and/or as to which the First Lien Creditors have not yet received final payment. Such purchase price and cash collateral shall be remitted by wire transfer of immediately available funds to such bank account of the First Lien Agent in New York, New York, as the First Lien Agent may designate in writing to the Second Lien Creditors for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Second Lien Creditors to the bank account designated by the First Lien Agent are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by the Second Lien Creditors to the bank account designated by the First Lien Agent are received in such bank account later than 1:00 p.m., New York City time.

5.4       Nature of Sale. Such purchase and sale shall be expressly made without representation or warranty of any kind by the First Lien Creditors as to the First Lien Obligations or otherwise and without recourse to the First Lien Creditors, except for representations and warranties as to the following: (a) the amount of the First Lien Obligations being purchased (including as to the principal of and accrued and unpaid interest on such First Lien Obligations, fees and expenses thereof), (b) that the First Lien Creditors own the First Lien Obligations free and clear of any Liens and (c) each First Lien Creditor has the full right and power to assign its First Lien Obligations and such assignment has been duly authorized by all necessary corporate action by such First Lien Creditor.

5.5       Notice of Election to Purchase. As soon as practicable after receipt of the Agent’s Notice, but in no event more than 7 Business Days after the Second Lien Agent’s receipt of the Agent’s Notice, the Second Lien Creditors (if they elect to do so) shall send to the First Lien Agent the Purchase Notice. The First Lien Creditors shall not complete any Enforcement Action (other than the exercise of control over any Obligor’s deposit or securities accounts), as long as the purchase and sale of the First Lien Obligations provided for in this Section 5 shall have closed within 5 Business Days of First Lien Agent’s receipt of the Purchase Notice and the First Lien Creditors shall have received Payment in Full of theFirst Lien Obligations as provided for in Section 5.3 within such 5 Business Day period.

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Section 6.	Bankruptcy Matters.

6.1       Bankruptcy. This Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to the trustee for such Obligor and such Obligor as a debtor-in-possession. The relative rights of the First Lien Creditors, the Second Lien Creditors and the Third Lien Creditors in respect of any Collateral or proceeds thereof shall continue after the filing of such petition on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by, any Obligor. This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

6.2	Post Petition Financing; Adequate Protection.

(a)    If any Obligor or Obligors shall become subject to Insolvency Proceedings and such Obligor or Obligors as debtor(s)-in-possession (or a trustee appointed on behalf of such Obligor or Obligors) shall move for either approval of financing (“DIP Financing”) to be provided by one or more of the First Lien Creditors (or to be provided by any other Person or group of Persons with the consent of the First Lien Agent) under Section 364 of the Bankruptcy Code or the use of cash collateral with the consent of the First Lien Creditors under Section 363 of the Bankruptcy Code, then the Second Lien Creditors and Third Lien Creditors agree as follows: (i) (A) adequate notice to Second Lien Creditors for such DIP Financing or use of cash collateral shall be deemed to have been given if the Second Lien Agent receives notice at least 1 day in advance of the hearing to approve such DIP Financing or use of cash collateral on an interim basis and at least 7 Business Days in advance of the hearing to approve such DIP Financing or use of cash collateral on a final basis and (B) adequate notice to Third Lien Creditors for such DIP Financing or use of cash collateral shall be deemed to have been given if the Third Lien Agent receives notice at least 1 day in advance of the hearing to approve such DIP Financing or use of cash collateral on an interim basis and at least 7 Business Days in advance of the hearing to approve such DIP Financing or use of cash collateral on a final basis, (ii) such DIP Financing (and any First Lien Obligations which arose prior to the Insolvency Proceeding) may be secured by Liens on all or a part of the assets of the Obligors which shall be superior in priority to the Liens on the assets of the Obligors held by any other Person, (iii) the Second Lien Creditors and Third Lien Creditors will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as provided in Section 6.2(b) below and (iv) so long as the aggregate principal amount of loans and letter of credit accommodations outstanding under any such DIP Financing, together with the outstanding principal amount of the pre-petition First Lien Obligations, does not exceed the Maximum First Lien Principal Amount (A) the Second Lien Creditors and Third Lien Creditors will subordinate (and will be deemed hereunder to have subordinated) the Liens securing the Second Lien Obligations and Third Lien Obligations (x) to the Liens securing such DIP Financing (the “DIP Liens”) on the same terms (but on a basis junior to the Liens of the First Lien Creditors) as the Liens of the First Lien Creditors are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement) and (y) to any “replacement Liens” granted to the First Lien Creditors as adequate protection of their interests in the Collateral (the “Senior Adequate Protection Liens”), (B) other than any objections that an unsecured creditor could raise solely in its capacity as an unsecured creditor, the Second Lien Creditors and Third Lien Creditors shall not object to such DIP financing or cash collateral use, and (C) the Second Lien Creditors and Third Lien Creditors will not seek to provide, or support any other Person in providing, any other debtor-in-possession financing or cash collateral use that would have a Lien superior to, or pari passu with, the Liens of the First Lien Creditors.

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(b)    Adequate Protection.The Second Lien Creditors and Third Lien Creditors shall not contest or oppose in any manner any adequate protection provided to the First Lien Creditors and shall be deemed to have waived any objections to such adequate protection. If the First Lien Creditors (or any subset thereof) are granted adequate protection in the form of Senior Adequate Protection Liens, the Second Lien Creditors and Third Lien Creditors may seek (and the First Lien Creditors shall not oppose) adequate protection of their interests in the Collateral in the form of replacement Liens on the additional collateral subject to the Senior Adequate Protection Liens (the “Junior Adequate Protection Liens”), which Junior Adequate Protection Liens, if granted, will be subordinate to all Liens securing the First Lien Obligations (including, without limitation, the Senior Adequate Protection Liens) and any Liens securing debtor-in-possession financing (whether or not constituting DIP Financing) on the same basis as the other Liens securing the Second Lien Obligations and Third Lien Obligations are so subordinated under this Agreement (provided that any failure of the Second Lien Creditors and Third Lien Creditors to obtain such Junior Adequate Protection Liens shall not impair or otherwise affect the agreements, undertakings and consents of the Second Lien Creditors and/or Third Lien Creditors pursuant to Section 6.2(a)). The Second Lien Creditors and Third Lien Creditors may seek other forms of adequate protection in any Insolvency Proceeding, subject to the rights of the First Lien Creditors to oppose and object to any such other forms of adequate protection, including, without limitation, any payments proposed to be made by any Obligor to the Second Lien Creditors and Third Lien Creditors.

6.3       Sale of Collateral; Waivers. Each of the Second Lien Creditors and Third Lien Creditors agree that they will not object to or oppose a Disposition of any Collateral securing the First Lien Obligations (or any portion thereof) free and clear of Liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if the First Lien Creditors have consented to such Disposition of such assets, so long as the interests of the Second Lien Creditors and the Third Lien Creditors in such Collateral attach to the proceeds thereof subject to the terms of this Agreement, including, without limitation, that as long as all proceeds of such Disposition received by the First Lien Creditors on account of the First Lien Obligations will be applied to repay the First Lien Obligations and, after Payment in Full of the First Lien Obligations, to repay the Second Lien Obligations; provided that the Second Lien Agent, on behalf of itself and the other Second Lien Creditors, and the Third Lien Agent, on behalf of itself and the other Third Lien Creditors, may raise any objections to any such Disposition of such Collateral that could be raised by any unsecured creditor of the Obligors solely in its capacity as an unsecured creditor, provided, further, that, neither the Second Lien Agent, the Second Lien Creditors, the Third Lien Agent nor the Third Lien Creditors may raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or by any comparable provision of any Bankruptcy Law).The Second Lien Agent, the Second Lien Creditors, the Third Lien Agent and the Third Lien Creditors waive any claim they may now or hereafter have arising out of the First Lien Creditors’ election in any proceeding instituted under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code. The Second Lien Agent, the Second Lien Creditors, the Third Lien Agent and the Third Lien Creditors agree not to initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of the First Lien Creditors’ claims as fully secured claims with respect to all or part of the First Lien Obligations or for allowance of any First Lien Obligations (including those consisting of post-petition interest, fees or expenses) or opposing any action by the First Lien Agent or the First Lien Creditors to enforce their rights or remedies arising under the First Lien Documents in a manner which is not prohibited by the terms of this Agreement, (ii) challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the First Lien Obligations under the First Lien Documents, (iii) asserting any claims which the Obligors may hold with respect to the First Lien Creditors, (iv) seeking to lift the automatic stay to the extent that such action is opposed by the First Lien Agent or (v) opposing a motion by the First Lien Agent to lift the automatic stay. The First Lien Creditors agree not to initiate or prosecute or join with any person to initiate or prosecute any claim, action or other proceeding challenging the enforceability, validity, priority or perfected status of any

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Liens on assets securing the Second Lien Obligations under the Second Lien Documents or the Third Lien Obligations under the Third Lien Documents.

6.4       Invalidated Payments. (a) To the extent that the First Lien Creditors receive payments on the First Lien Obligations or proceeds of Collateral for application to the First Lien Obligations which are subsequently invalidated, declared to be preferential or fraudulent transfers or conveyances, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, common law, equitable cause or otherwise (and whether as a result of any demand, settlement, litigation or otherwise) (each a “First Lien Avoidance”), then to the extent of such payment or proceeds received, such Obligations, or part thereof, intended to be satisfied by such payment or proceeds shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the First Lien Creditors, and this Agreement, if theretofore terminated, shall be reinstated in full force and effect as of the date of such First Lien Avoidance, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Creditors, the Second Lien Creditors and the Third Lien Creditors provided for herein with respect to any event occurring on or after the date of such First Lien Avoidance. The Second Lien Creditors and Third Lien Creditors agree that none of them shall be entitled to benefit from any First Lien Avoidance, whether by preference or otherwise, it being understood and agreed that the benefit of such First Lien Avoidance otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

(b)       To the extent that the Second Lien Creditors receive payments on the Second Lien Obligations or proceeds of Collateral for application to the Second Lien Obligations which are subsequently invalidated, declared to be preferential or fraudulent transfers or conveyances, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, common law, equitable cause or otherwise (and whether as a result of any demand, settlement, litigation or otherwise) (each a “Second Lien Avoidance”), then to the extent of such payment or proceeds received, such Obligations, or part thereof, intended to be satisfied by such payment or proceeds shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Second Lien Creditors, and this Agreement, if theretofore terminated, shall be reinstated in full force and effect as of the date of such Second Lien Avoidance, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Second Lien Creditors and the Third Lien Creditors provided for herein with respect to any event occurring on or after the date of such Second Lien Avoidance. The Third Lien Creditors agree that none of them shall be entitled to benefit from any Second Lien Avoidance, whether by preference or otherwise, it being understood and agreed that the benefit of such Second Lien Avoidance otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

6.5       Payments. In the event of any Insolvency Proceeding involving one or more Obligors, all proceeds of Collateral (including, without limitation, any Distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Second Lien Secured Claim or the Third Lien Secured Claim) shall be paid or delivered directly to First Lien Agent (to be held and/or applied by First Lien Agent in accordance with the terms of the First Lien Documents) until all First Lien Obligations are Paid In Full before any of the same shall be made to one or more of the Second Lien Creditors on account of any Second Lien Secured Claim or Third Lien Creditors on account of any Third Lien Secured Claim, and after all First Lien Obligations have been Paid in Full, all proceeds of Collateral (including, without limitation, any Distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Third Lien Secured Claim) shall be paid or delivered directly to Second Lien Agent (to be held and/or applied by Second Lien Agent in accordance with the terms of the Second Lien Documents) until all Second Lien Obligations are Paid In Full before any of the same shall be made to one or more of

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the Third Lien Creditors on account of any Third Lien Secured Claim. Each Second Lien Creditor and Third Lien Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions in respect of any Second Lien Secured Claim or Third Lien Secured Claim, as applicable, to the First Lien Agent; provided that the foregoing provision shall not apply to Distributions made in respect of the Second Lien Secured Claim or Third Lien Secured Claim pursuant to a plan of reorganization under the Bankruptcy Code with respect to such Obligors which has received the affirmative vote of all classes composed of the First Lien Creditors’ claims and which has been confirmed pursuant to a Final Order. After the First Lien Obligations have been Paid in Full, each Third Lien Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions in respect of any Third Lien Secured Claim to the Second Lien Agent; provided that the foregoing provision shall not apply to Distributions made in respect of the Third Lien Secured Claim pursuant to a plan of reorganization under the Bankruptcy Code with respect to such Obligors which has received the affirmative vote of all classes composed of the Second Lien Creditors’ claims and which has been confirmed pursuant to a Final Order. Each Second Lien Creditor and Third Lien Creditor also irrevocably authorizes and empowers the First Lien Agent, in the name of each Second Lien Creditor or Third Lien Creditor, as applicable, to demand, sue for, collect and receive any and all such Distributions in respect of any Second Lien Secured Claim or Third Lien Secured Claim to which the First Lien Creditors are entitled hereunder. After the First Lien Obligations have been Paid in Full, each Third Lien Creditor also irrevocably authorizes and empowers the Second Lien Agent, in the name of each Third Lien Creditor, to demand, sue for, collect and receive any and all such Distributions in respect of any Third Lien Secured Claim to which the Second Lien Creditors are entitled hereunder. Notwithstanding the foregoing, to the extent that the Second Lien Creditors and the Third Lien Creditors are granted adequate protection in any Insolvency Proceeding in the form of cash payments not inconsistent with the terms of this Agreement, the provisions of this Section 6.5 shall not apply to such payments.

6.6       Separate Grants of Security and Separate Classification. Each First Lien Creditor, Second Lien Creditor and Third Lien Creditor acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Documents, the Second Lien Documents and the Third Lien Documents constitute three separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the First Lien Secured Claims, the Second Lien Secured Claims and the Third Lien Secured Claims are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. The First Lien Creditors, Second Lien Creditors and Third Lien Creditors shall not seek in any Insolvency Proceeding to be treated as part of the same class of creditors with one another and shall not oppose any pleading or motion by any of them for the First Lien Creditors, the Second Lien Creditors and the Third Lien Creditors to be treated as separate classes of creditors. Notwithstanding the foregoing, if it is held that the Secured Claims of the First Lien Creditors, the Second Lien Creditors and the Third Lien Creditors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, consistent with Section 2.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Obligors in respect of the Collateral, with the effect being that, to the extent that the aggregate value of the Collateral exceeds the amount of the First Lien Obligations, the First Lien Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, and fees, costs and charges incurred subsequent to the commencement of the applicable Insolvency Proceeding before any distribution is made in respect of any of the claims held by the Second Lien Creditors and Third Lien Creditors, and to the extent that the aggregate value of the Collateral exceeds the amount of the First Lien Obligations and the Second Lien Obligations, the Second Lien Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in

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respect of post-petition interest, and fees, costs and charges incurred subsequent to the commencement of the applicable Insolvency Proceeding before any distribution is made in respect of any of the claims held by the Third Lien Creditors. The Second Lien Creditors and Third Lien Creditors hereby acknowledge and agree to turn over to the First Lien Creditors amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Creditors and Third Lien Creditors, and the Third Lien Creditors hereby acknowledge and agree to turn over to the Second Lien Creditors amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Third Lien Creditors.

6.7       Rights as Unsecured Lenders. In any Insolvency Proceeding, to the extent not expressly prohibited by this Agreement, the Third Lien Creditors may take any action, file any pleading, appear in any proceeding and exercise rights and remedies as unsecured lenders. In any Insolvency Proceeding, to the extent not expressly prohibited by this Agreement, the Second Lien Creditors may take any action, file any pleading, appear in any proceeding and exercise rights and remedies as unsecured lenders. In any Insolvency Proceeding, to the extent not expressly prohibited by this Agreement, the First Lien Creditors may take any action, file any pleading, appear in any proceeding and exercise rights and remedies as unsecured lenders.

Section 7.	Miscellaneous.

7.1       Termination. Subject to Section 4.4, this Agreement shall terminate and be of no further force and effect (a) as to the First Lien Creditors, upon the Payment in Full of the First Lien Obligations and (b) following the Payment in Full of the First Lien Obligations, upon the first to occur of the Payment in Full of (i) the Second Lien Obligations or (ii) the Third Lien Obligations.

7.2	Successors and Assigns; No Third Party Beneficiaries.

(a)    This Agreement shall be binding upon each Secured Creditor and its respective successors and assigns and shall inure to the benefit of each Secured Creditor and its respective successors, participants and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.

(b)    Each Secured Creditor reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, their respective Obligations; provided that no Secured Creditor shall be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Obligations and no participant shall be entitled to any rights or benefits under this Agreement, except through the Secured Creditor with which it is a participant.

(c)    In connection with any participation or other transfer or assignment, a Secured Creditor (i) may, subject to its respective Documents, disclose to such assignee, participant or other transferee or assignee all documents and information which such Secured Creditor now or hereafter may have relating to any Obligor or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement.

7.3       Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, sent by overnight courier, telecopied or delivered, as follows:

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(a)	if to First Lien Agent, to it at the following address:

General Electric Capital Corporation

401 Merritt 7

Norwalk, CT 06851

Attention: Finlay Account Manager

Telecopier: 203-956-4002

with copies to:

General Electric Capital Corporation

401 Merritt 7

Norwalk, CT 06851

Attention: Corporate Counsel - Corporate Lending

Telecopier: 203-956-4001

and

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attention: William D. Brewer

Telecopier: 212-294-4700

(b)	if to Second Lien Agent, to it at the following address:

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018

Attention: Corporate Trust & Loan Agency

Telecopier No.: (212) 525-1300

(c)	if to Third Lien Agent, to it at the following address:

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018

Attention: Corporate Trust & Loan Agency

Telecopier No.: (212) 525-1300

(d)	if to the Obligors, to Finlay (on behalf of all of the Obligors) at the following address:

Finlay Fine Jewelry Corporation

529 Fifth Avenue

New York, New York 10175

Attention: Secretary and Corporate Counsel

Telecopier No.: (212) 808-2800

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With a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Corey Chivers

Telecopier No.: (212) 310-8007

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 7.3. All such notices and other communications shall be effective (i) if sent by registered mail, return receipt requested, when received or 3 Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and a confirmation is received, provided the same is on a Business Day and, if not, on the next Business Day or (iii) if delivered by messenger or overnight courier, upon delivery, provided the same is on a Business Day and, if not, on the next Business Day.

7.4       Counterparts. This Agreement may be executed by the parties hereto in several counterparts, and each such counterpart shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

7.5       GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

7.6       MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

7.7       Amendments. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Person from the terms hereof, shall in any event be effective unless it is in writing and signed by each Agent. In no event shall the consent of any Obligor be required in connection with any amendment or other modification of this Agreement, unless such amendment or

30

other modification imposes any additional obligations or changes any existing obligations of such Obligor under this Agreement.

7.8       No Waiver. No failure or delay on the part of any Secured Creditor in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

7.9       Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.

7.10     Further Assurances. Each party hereto agrees to cooperate fully with each other party hereto to effectuate the intent and provisions of this Agreement and, from time to time, to execute and deliver any and all other agreements, documents or instruments, and to take such other actions, as may be reasonably necessary or desirable to effectuate the intent and provisions of this Agreement.

7.11     Headings. The section headings contained in this Agreement are and shall be without meaning or content whatsoever and are not part of this Agreement.

7.12     Lien Priority Provisions. This Agreement and the rights and benefits hereunder shall inure solely to the benefit of the First Lien Agent, the First Lien Creditors, the Second Lien Agent, the Second Lien Creditors, the Third Lien Agent and the Third Lien Creditors and their respective successors and permitted assigns and no other Person (including the Obligors or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert rights or benefits hereunder. Nothing contained in this Agreement is intended to or shall impair the obligation of any Obligor to pay the Obligations as and when the same shall become due and payable in accordance with their respective terms, or to affect the relative rights of the lenders of any Obligor, other than the First Lien Agent, the First Lien Creditors, the Second Lien Agent, the Second Lien Creditors, the Third Lien Agent and the Third Lien Creditors as between themselves.

7.13     Credit Analysis. The Secured Creditors shall each be responsible for keeping themselves informed of (a) the financial condition of the Obligors and all other all endorsers, obligors and/or guarantors of the Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Obligations. No Secured Creditor shall have any duty to advise any other Secured Creditor of information known to it regarding such condition or any such other circumstances. No Secured Creditor assumes any liability to any other Secured Creditor or to any other Person with respect to: (i) the financial or other condition of Obligors under any instruments of guarantee with respect to the Obligations, (ii) the enforceability, validity, value or collectibility of the Obligations, any Collateral therefor or any guarantee or security which may have been granted in connection with any of the Obligations or (iii) any Obligor’s title or right to transfer any Collateral or security.

7.14     Waiver of Claims. To the maximum extent permitted by law, each party hereto waives any claim it might have against any Secured Creditor with respect to, or arising out of, any action or failure to act or any error of judgment or negligence, mistake or oversight whatsoever on the part of any other party hereto or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Documents or any transaction relating to the Collateral in accordance with this Agreement. None of the Secured Creditors, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or, except as specifically provided herein, shall be under any obligation to Dispose of

31

any Collateral upon the request of any Obligor or any Secured Creditor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

7.15     Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Documents, the provisions of this Agreement shall govern.

7.16     Specific Performance. Each Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Creditors.

7.17     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Creditors. None of the Obligors or any other creditor thereof shall have any rights hereunder, and none of the Obligors may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of Obligors, which are absolute and unconditional, to pay the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations as and when the same shall become due and payable in accordance with their terms

7.18     Subrogation. The Second Lien Agent, the Second Lien Creditors, the Third Lien Agent and the Third Lien Creditors hereby agree that until the First Lien Termination Date has occurred they will not assert any rights of subrogation it or they may acquire as a result of any payment hereunder; provided that as between the Obligors, on the one hand, and the Second Lien Creditors or the Third Lien Creditors (as applicable), on the other hand, any such payment that is paid over to the First Lien Agent pursuant to this Agreement shall be deemed not to reduce any of the Second Lien Obligations or Third Lien Obligations (as applicable). The Third Lien Agent and the Third Lien Creditors hereby further agree that until the Second Lien Termination Date has occurred they will not assert any rights of subrogation it or they may acquire as a result of any payment hereunder; provided that as between the Obligors, on the one hand, and the Third Lien Creditors, on the other hand, any such payment that is paid over to the Second Lien Agent pursuant to this Agreement shall be deemed not to reduce any of the Third Lien Obligations.

7.19     Entire Agreement. This Agreement and the Documents embody the entire agreement of the Obligors, the First Lien Agent, the First Lien Creditors, the Second Lien Agent, the Second Lien Creditors, the Third Lien Agent and the Third Lien Creditors with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to the subject matter hereof and thereof and any draft agreements, negotiations and/or discussions involving any Obligor and any of the First Lien Agent, the First Lien Creditors, the Second Lien Agent, the Second Lien Creditors, the Third Lien Agent and the Third Lien Creditors relating to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

FIRST LIEN AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION, as First Lien Agent

By:	/s/ Charles D. Chiodo
Name:	Charles D. Chiodo
Title:	Duly Authorized Signatory

SECOND LIEN AGENT:

HSBC BANK USA, NATIONAL ASSOCIATION, as Second Lien Agent

By:	/s/ Joanne E. Ilse
Name:	Joanne E. Ilse
Title:	Vice President

THIRD LIEN AGENT:

HSBC BANK USA, NATIONAL ASSOCIATION, as Third Lien Agent

By:	/s/ Joanne E. Ilse
Name:	Joanne E. Ilse
Title:	Vice President

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions.

BORROWERS:

FINLAY FINE JEWELRY CORPORATION

CARLYLE & CO. JEWELERS LLC

L. CONGRESS, INC.

By:	/s/ Bruce E. Zurlnick
Name:	Bruce E. Zurlnick
Title:	Senior Vice President, Treasurer and Chief Financial Officer

OBLIGORS:

FINLAY ENTERPRISES, INC.

FINLAY JEWELRY, INC.

FINLAY MERCHANDISING & BUYING LLC

EFINLAY, INC.

PARK PROMENADE LLC

By:	/s/ Bruce E. Zurlnick
Name:	Bruce E. Zurlnick
Title:	Senior Vice President, Treasurer and Chief Financial Officer

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

EXHIBIT B TO FIRST AMENDMENT

SECOND LIEN INTERCREDITOR TERMS

•	Second lien lenders’ liens are junior and subordinate to liens of Agent, on behalf of the first lien lenders, at all times, including in bankruptcy.
•

Transfers of second lien debt to be in accordance with the terms of the Indenture governing the second lien notes which will automatically provide transferred notes are subject to the intercreditor agreement.

•

Both the first and second lien lenders agree not to challenge the enforceability, validity, perfection or priority of the other lenders’ debt and liens securing such lenders’ debt, whether in bankruptcy or otherwise.

•

Agent, on behalf of the first lien lenders, and the trustee, on behalf of the second lien lenders each agree to use commercially reasonable efforts to notify each other of any default or enforcement notices sent to the borrower and other obligors (failure to provide such notices shall not constitute a breach of the intercreditor agreement).

•

Second lien lenders shall not take any enforcement actions against the collateral until the earliest of acceleration of first lien debt, commencement of bankruptcy proceeding or 150 days after delivery of a second lien debt default notice and unless Agent, on behalf of the first lien lenders, has commenced, and is diligently pursuing, enforcement action; provided, however, that second lien lenders are permitted to accelerate second lien debt.

•

Subject to the second lien lenders’ right to raise objections on any basis that an unsecured creditor could raise solely in its capacity as an unsecured creditor, upon any sale or disposition of collateral by first lien lenders or consented to by first lien lenders, whether in bankruptcy or otherwise, the second lien lenders will automatically release their liens on the collateral and the proceeds of such sale or disposition will be applied to repay the first lien lenders’ debt and, after the repayment of the first lien lenders’ debt in full in cash (and the termination of all commitments), the second lien lenders’ debt.

•

Subject to a cap of the lesser of (a) $550 million and (b) the sum of (x) the highest amount of the Aggregate Borrowing Base (as evidenced by a certified Borrowing Base Certificate) during the 12 months preceding the commencement of a bankruptcy proceeding plus (y) $50 million, and the second lien lenders’ right to object to the extent that an unsecured creditor could raise an objection solely in its capacity as an unsecured creditor, the second lien lenders (i) will not object to debtor-in-possession financing or the use of cash collateral provided or supported by first lien lenders and agree to subordinate their liens to any liens securing any debtor-in-possession financing provided by, or with the consent of, first lien lenders and (ii) will not seek to provide, or support any third party in providing, any debtor-in-possession financing that would have a lien superior to, or pari passu with, the lien of Agent, on behalf of the first lien lenders.

•	Second lien lenders will not object to adequate protection for the first lien lenders. The first lien lenders will not object to adequate protection for the second lien lenders in the form of replacement liens that are junior to the liens (including any replacement liens) of Agent, on behalf of the first lien lenders; provided, further, that any such junior replacement liens are subject to the terms and conditions of the intercreditor agreement. The second lien lenders may also seek other forms of adequate protection subject to the right of the first lien lenders to object to any such other forms of adequate protection.

•

Following the occurrence of a payment default or acceleration under the first lien lenders’ agreement with the borrower or a bankruptcy, the second lien lenders shall have the right, but not the obligation, to offer to purchase all but not a portion of the amounts of the first lien obligations then outstanding and unpaid at par (including cash collateral for any outstanding letters of credit at 105% of the face amount of such letters of credit), plus accrued and unpaid interest and fees and expenses of the agent for the first lien lenders.

•

Except as otherwise expressly provided in the intercreditor agreement, the second lien lenders may exercise rights and remedies as unsecured creditors, and solely to the extent an unsecured creditor may exercise such rights and remedies, against the borrower and other obligors in accordance with the documents governing the second lien debt and applicable law.

•	Second lien debt documents to be acceptable to Agent, on behalf of the first lien lenders.